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                                                                    EXHIBIT 11.1

              BILLING INFORMATION CONCEPTS CORP. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                             FOR THE TWO MONTHS ENDED
                                                                             ------------------------
                                                                                SEPTEMBER 30, 1996
                                                                                ------------------
 PRIMARY EARNINGS PER SHARE CALCULATION:
 Earnings:
 Net income applicable to common stock . . . . . . . . . . . . . . . . . . .           $ 2,690




 Shares:
  Weighted average number of shares of common stock outstanding  . . . . . .            15,035
 Weighted average common stock equivalents applicable to stock options
   and warrants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               726
                                                                                       -------

 Weighted average shares used for computation  . . . . . . . . . . . . . . .            15,761
                                                                                       =======

 Primary earnings per common share:
  Net income applicable to common stock  . . . . . . . . . . . . . . . . . .           $  0.17


 FULLY DILUTED EARNINGS PER SHARE CALCULATION:
 Earnings:
  Net income applicable to common stock  . . . . . . . . . . . . . . . . . .           $ 2,690


 Shares:
 Weighted average number of shares of common stock outstanding . . . . . . .            15,035
 Weighted average common stock equivalents applicable to stock options
  and warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               794
                                                                                      --------

 Weighted average shares used for computation  . . . . . . . . . . . . . . .            15,829
                                                                                       =======

 Fully diluted earnings per common share:
  Net income applicable to common stock  . . . . . . . . . . . . . . . . . .           $  0.17





Note: Earnings per common share is presented above for the two-month period ended September 30, 1996 as Billing Information Concepts Corp. was not a publicly held company until August 2, 1996.





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